Exhibit 1(v)

BLACKROCK MUNICIPAL BOND FUND, INC.

Articles Supplementary to Articles of Incorporation
Reclassifying Shares of Authorized Capital Stock

BLACKROCK MUNICIPAL BOND FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Six Billion, Four Hundred Seventy-Five Million (6,475,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Municipal Fund
Investor A Common Stock	500,000,000
Investor B Common Stock	375,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	500,000,000

BlackRock National Municipal Fund
Investor A Common Stock	375,000,000
Investor B Common Stock	375,000,000
Investor B1 Common Stock	375,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	375,000,000
BlackRock Common Stock	375,000,000
Service Common Stock	375,000,000

BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor B Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
BlackRock Common Stock	150,000,000
Service Common Stock	150,000,000

BlackRock High-Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	100,000,000

Total:	6,475,000,000

All shares of all classes of the Corporation’s capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Six Hundred Forty-Seven Million, Five Hundred Thousand Dollars ($647,500,000).

SECOND: There are no shares of the BlackRock Municipal Fund series currently outstanding. In accordance with Section 2-208 of the Maryland General Corporation Law and pursuant to the authority contained in the charter of the Corporation, the Board of Directors of the Corporation hereby reclassifies Two Billion, One Hundred Twenty-Five Million (2,125,000,000) authorized but unissued shares of the BlackRock Municipal Fund as authorized but unissued shares of common stock, par value of Ten Cents ($0.10) per share, of the Corporation, without designation as to class or series.

THIRD: After the reclassification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Six Billion, Four Hundred Seventy-Five Million (6,475,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock National Municipal Fund
Investor A Common Stock	375,000,000
Investor B Common Stock	375,000,000
Investor B1 Common Stock	375,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	375,000,000
BlackRock Common Stock	375,000,000
Service Common Stock	375,000,000

BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor B Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
BlackRock Common Stock	150,000,000
Service Common Stock	150,000,000

BlackRock High-Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	100,000,000

Common Stock	2,125,000,000
Total:	6,475,000,000

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After the reclassification, all shares of all classes of the Corporation’s capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Six Hundred Forty-Seven Million, Five Hundred Thousand Dollars ($647,500,000).

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IN WITNESS WHEREOF, BLACKROCK MUNICIPAL BOND FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on ____________, 2011.

BLACKROCK MUNICIPAL BOND FUND, INC.
By:
John M. Perlowski President
Attest:

Ben Archibald Assistant Secretary

The undersigned, President of BLACKROCK MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: __________, 2011
John M. Perlowski President

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